UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

New Chief Executive Officer and Review of Business Strategy

On July 17, 2012, Marissa Mayer became the Chief Executive Officer and a member of the Board of Directors of Yahoo! Inc. (the “Company”). As reported in our Form 10-Q for the quarter ended June 30, 2012 filed today with the Securities and Exchange Commission, Ms. Mayer is engaging in a review of the Company’s business strategy to enhance long term shareholder value. As part of that review, Ms. Mayer intends to review with the Board of Directors, among other things, the Company’s growth and acquisition strategy, the restructuring plan we began implementing in the second quarter of 2012, and the Company’s cash position and planned capital allocation strategy. This review process may lead to a reevaluation of, or changes to, our current plans, including our restructuring plan, our share repurchase program, and our previously announced plans for returning to shareholders substantially all of the after tax cash proceeds of the initial share repurchase under the Share Repurchase and Preference Share Sale Agreement we entered into on May 20, 2012 with Alibaba Group Holding Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Timothy R. Morse
Name: Timothy R. Morse Title: Chief Financial Officer

Date: August 9, 2012